Exhibit 15.1

Consent of Independent Registered
Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (formerly Companhia Vale do Rio Doce) (File Nos. 333-160448 and 333-162822), Vale Capital II (File No. 333-160448-01) and Vale Overseas Limited (File No. 333-162822-01) of our report dated February 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Rio de Janeiro, Brazil
April 28, 2011